Exhibit 99.1

Organics Announces Proposed Underwritten Public Offering

March 20, 2019

TAMPA, Fla.—(BUSINESS WIRE)— — Oragenics, Inc. (NYSE American: OGEN), a leader in the development of new antibiotics against infectious diseases and effective treatments for oral mucositis, today announced that it has commenced a proposed underwritten public offering of common stock of the Company, together with warrants to purchase shares of common stock. In addition, the Company expects to grant the underwriter of the offering, a 30-day option to purchase additional shares of common stock and/or warrants at the public offering price, less underwriting discounts and commissions. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

H.C. Wainwright & Co. is acting as sole book-running manager for the offering.

The Company intends to use the net proceeds of the offering to fund its AG013 research, clinical trials, pre-clinical development of the lantibiotics program, and for working capital and general corporate purposes.

The securities described above are being offered pursuant to a shelf registration statement (File No. 333-213321), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on September 7, 2016. A preliminary prospectus supplement relating to the offering will be filed with the SEC. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering may be obtained, when available, at the SEC’s website at www.sec.gov. Electronic copies of the preliminary prospectus supplement and accompanying prospectus also may be obtained, when available, from H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, NY 10022, email: placements@hcwco.com.

Before you invest, you should read the preliminary prospectus supplement and the accompanying prospectus in the registration statement and other documents Oragenics has filed or will file with the SEC for more complete information about Oragenics and the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Oragenics, Inc.

We are focused on becoming a leader in novel antibiotics against infectious disease and on developing effective treatments for oral mucositis. Oragenics, Inc. has established two exclusive worldwide channel collaborations with Intrexon Corporation and its subsidiaries. The collaborations allow Oragenics to accelerate the development of much needed new antibiotics that can work against resistant strains of bacteria and the development of biotherapeutics for oral mucositis and other diseases and conditions of the oral cavity, throat, and esophagus.

For more information about Oragenics, please visit www.oragenics.com.

Forward-Looking Statements

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, as amended, that involve significant risks and uncertainties about Oragenics, including but not limited to statements with respect to the completion, timing, size, and use of proceeds of the proposed underwritten offering of common stock. Oragenics may use words such as “expect,” “anticipate,” “project,” “intend,” “plan,” “aim,” “believe,” “seek,” “estimate,” “can,” “focus,” “will,” and “may” and similar expressions to identify such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, whether or not Oragenics will be able to raise capital, the final terms of the underwritten offering of common stock, market and other conditions, the satisfaction of customary closing conditions related to the underwritten offering of common stock, Oragenics’ business and financial condition, and the impact of general economic, industry or political conditions in the United States or internationally. For additional disclosure regarding these and other risks faced by Oragenics, see disclosures contained in Oragenics’ public filings with the SEC, including the “Risk Factors” in the company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and prospectus for this offering. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and Oragenics undertakes no obligation to update such statements as a result of new information, except as required by law.

Contact

Oragenics, Inc.

Corporate:

Michael Sullivan, 813-286-7900

Chief Financial Officer

msullivan@oragenics.com

or

Investors:

John Marco

Managing Director

CORE IR

310-819-2948

johnm@coreir.com

Media:

Jules Abraham

CORE IR

917-885-7378

julesa@coreir.com